CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-274708 on Form S-6 of our report dated November 16, 2023, relating to the financial statements of FT 11072, comprising International Capital Strength Portfolio, Series 61 and SMid Capital Strength Portfolio, Series 61, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 16, 2023